                                                                    EXHIBIT 23.1

              CONSENT OF ARTHUR ANDERSEN LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in this Registration Statement and related Prospectus of Sanmina Corporation for the registration of 749,998 shares of its common stock and to the incorporation by reference therein of our report dated October 23, 1998 (except for the matter discussed in Note 11, as to which the date is November 30, 1998), with respect to the financial statements of Sanmina Corporation included in its Annual Report (Form 10-K) for the fiscal year ended September 30, 1998, filed with the Securities and Exchange Commission.

                                             /s/ Arthur Andersen LLP
                                             -----------------------
                                             ARTHUR ANDERSEN LLP

San Francisco, California
April 14, 1999



                                     II-14